SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2003

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

        On January 28, 2003 Derma Sciences, Inc. (the “Registrant”) notified Capital Source Finance LLC (“Capital”) of the Registrant’s intent to terminate its revolving credit facility with Capital established April 30, 2002. The effective date of this termination is March 1, 2003. Prior to March 1, 2003 the Registrant will satisfy from cash-on-hand its obligations to Capital consisting of principal and termination fees totaling $1,050,000, together with accrued interest. The Registrant intends to replace the Capital revolving credit facility with a credit facility incorporating terms more advantageous to it than the Capital facility.

        For further information concerning the Capital revolving credit facility please refer to the Registrant’s current report on Form 8-K filed May 22, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: February 12, 2003	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer